Exhibit 4.2

THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF WILMINGTON TRUST, NATIONAL ASSOCIATION, AS DEPOSITARY (THE “DEPOSITARY”), PURSUANT TO A DEPOSIT AGREEMENT AMONG FIFTH THIRD BANCORP, ISSUER, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS DEPOSITARY AND CALCULATION AGENT, AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRANSFER AGENT AND REGISTRAR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, WILMINGTON TRUST COMPANY, AS DEPOSITARY HAS AN INTEREST HEREIN.

FIFTH THIRD BANCORP

Incorporated under the laws of

the State of Ohio

NUMBER: J-0001 CUSIP: 316773 CS7	4.90% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES J	SHARES: 12,000 ($25,000 LIQUIDATION PREFERENCE)

THIS CERTIFICATE IS TRANSFERRABLE IN CINCINNATI, OH

This is to certify that Wilmington Trust, National Association, as Depositary is the registered owner of twelve thousand (12,000) fully paid and non-assessable shares of 4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, no par value, liquidation preference of $25,000 per share (the “Series J Preferred Stock”), of Fifth Third Bancorp, an Ohio corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the signatures of the Corporation’s duly authorized officers.

Dated: June 5, 2014	FIFTH THIRD BANCORP

By:
		Name:	Tayfun Tuzun
		Title:	Executive Vice President & Chief Financial Officer
Countersigned and registered:

American Stock Transfer and Trust Company, as Transfer Agent and Registrar	By:
		Name:	Jamie Leonard
		Title:	Senior Vice President & Treasurer
By:
Authorized Officer

(REVERSE OF CERTIFICATE)

FIFTH THIRD BANCORP

The Corporation will furnish without charge, within 5 days after receipt of written request therefor, to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

Subject to receiving all required regulatory approvals, the Corporation may redeem the Series J Preferred Stock at its option (i) in whole or in part, at any time, or from time to time, on or after September 30, 2019, and (ii) in whole, but not in part, at any time prior to September 30, 2019, following the occurrence of a “regulatory capital event” as such term is defined in the Corporation’s Articles of Incorporation, as amended. There will be no sinking fund for the redemption or purchase of the Series J Preferred Stock. No holder of the Series J Preferred Stock will have the right to require the redemption of the Series J Preferred Stock.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT	–		Custodian
		(Cust)		(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

             shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint              Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.